Exhibit 4.1

[OBVERSE]

Common Stock	Common Stock

Buzztime®
>>PLAY ALONG TV®

Number	Shares

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE	SEE REVERSE FOR CERTAIN DEFINITIONS

NTN BUZZTIME, INC.

This Certifies That _______________
is the record holder of _____________

FULLY PAID AND NONASSESABLE SHARES OF THE COMMON STOCK, $.005 PAR VALUE OF
NTN BUZZTIME, INC.

transferable on the books of the  Corporation in person or by duly authorized attorney on surrender of this certificate properly endorsed.  This certificate shall not be valid until countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the signatures of its duly authorized officers.
Dated: _________________

SECRETARY	[SEAL]	CHAIRMAN AND CHIEF EXECUTIVE OFFICER

[REVERSE]

THe Corporation shall furnish without charge to each holder who so requests a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock of the Corporation or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.  Such requests shall be made to the Corporation's Secretary at the principal office of the Corporation.

KEEP THIS CERTIFICATE IN A SAFE PLACE.  IF IT IS LOST, STOLEN, OR DESTROYED TEH CORPORATION WILL REQUIRED A BOND OF INDEMNITY AS CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common	UNIF GIFT MIN ACT–	Custodian .
TEN ENT – as tenants by the entireties	(Cust)	(Minor)
JT TEN – as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act
(State)
	UNIF TRF MIN ACT– ...........	Custodian (until age.....)
	(Cust)	(Minor)
	to Minors Act	(State)

Additional abbreviations may also be used though not in the above list.

[STOCK POWER]